Exhibit 10.2
Execution Version
Letter Agreement Providing for the ERP Extension Amendment to the LSA
Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417
March 28, 2024

Embecta Corp. 1 Becton Drive Franklin Lakes, New Jersey 07417
Attention:	Jeffrey Mann
Senior Vice President
E-mail:	Jeff.Mann@embecta.com

Re: Logistics Services Agreement

Dear Mr. Mann:

Reference is made to the Logistics Services Agreement, dated as of January 1, 2022 (the “LSA”), by and between Embecta Corp. (“Embecta”) and Becton, Dickinson and Company (together with Embecta, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LSA.

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree to the following:

1.LSA Extension. (1) the Term under the LSA with respect to a subset of the 119 Services set forth on Exhibit 1 hereto and which have the label LSA in Column E, solely to the extent such Services are used in the LATAM region (including Mexico), China, Hong Kong, Macau and Taiwan (the “Selected LSA ERP Services”) is extended until November 1, 2024 (such extension, the “LSA ERP Service Extension”); (2) the monthly Administrative Fee for each of the Selected LSA ERP Services during the LSA ERP Service Extension period shall be equal to one and one quarter percent (1.25%) of New Revenue for such Selected LSA ERP Service; (3) each of the Factoring Fee and the Servicing Fee for each of the Selected LSA ERP Services during the LSA ERP Service Extension period shall be equal to one hundred twenty- five percent (125%) of the Factoring Fee or the Servicing Fee, respectively, for such Selected LSA ERP Services during the term of the LSA prior to January 1, 2024 and (4) the Selected LSA ERP Services provided pursuant to such LSA ERP Service Extension shall be deemed “Services” provided under the LSA, in each case subject to the terms and conditions of the LSA, including that, in accordance with Section 11.2.2 of the LSA, Service Recipient

Exhibit 10.2
shall continue to reimburse Service Provider for all Reimbursable Costs, in each case without any mark-up.

2.Miscellaneous. Except as expressly set forth in this letter agreement, no amendment, alteration or modification of the LSA is otherwise made.

IN WITNESS WHEREOF, each of the Parties has caused this letter agreement to be duly executed on its behalf by its officer thereunto duly authorized as of the day and year first above written.

BECTON, DICKINSON AND COMPANY

Dated: March 28, 2024	By:	/s/ Gary DeFazio
Name: Gary DeFazio Title: Senior Vice President, Corporate Secretary & Associate General Counsel

EMBECTA CORP.

Dated: March 28, 2024	By:	/s/ Jeff Mann
Name: Jeff Mann Title: SVP, General Counsel & Head of Business Development

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